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                                                                   EXHIBIT 4.2.2


                                                                [EXECUTION COPY]

                       AMENDED AND RESTATED PLEDGE AGREEMENT

          AMENDED AND RESTATED PLEDGE AGREEMENT dated as of November 24, 1992, amended and restated as of March 27, 1998 (the "RESTATEMENT DATE"), between ENHANCE FINANCIAL SERVICES GROUP INC., a corporation duly organized and validly existing under the laws of the State of New York (the "COMPANY"); and THE CHASE MANHATTAN BANK, as agent for the Secured Creditors (as defined below) (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

          The Company and the Administrative Agent (as defined in the Credit Agreement referred to below) are parties to a Pledge Agreement dated as of November 24, 1992, amended by Amendment No. 1 dated as of September 30, 1996 (as modified and supplemented and in effect immediately prior to the Restatement Date, the "EXISTING PLEDGE AGREEMENT"), pursuant to which the Company has pledged and granted a security interest in, INTER ALIA, certain shares of stock.

          The Company, certain Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of November 24, 1992, amended and restated as of October 1, 1996, amended by a letter agreement dated April 2, 1997, further amended by Amendment No. 1 dated as of December 31, 1997 and further amended by Amendment No. 2 dated as of the Restatement Date (the "CREDIT AGREEMENT").

          The Company is also party to an Indenture with The Chase Manhattan Bank (the "INDENTURE TRUSTEE") dated as of March 5, 1993 (as modified and supplemented and in effect from time to time, the "INDENTURE"), providing, subject to the terms and conditions thereof, for the issuance from time to time of its debentures, notes or other evidences of indebtedness.

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to amend and restate the Existing Pledge Agreement. Accordingly, the parties hereto agree to amend and restate the Existing Pledge Agreement so that, as amended and restated, it reads in its entirety as herein provided.

          Section 1. DEFINITIONS. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

          "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

          "COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
     Section 4.01 hereof.

          "CREDIT AGREEMENT OBLIGATIONS" shall mean, together, (a) the principal of and interest on the Loans made by the Banks and the Swingline Bank to, and the Note(s) held by each Bank and the Swingline Bank of, the Company, (b) all other amounts from time to time payable by the Company to the Banks, the Swingline Bank and the Administrative Agent under the Credit Agreement and (c) all obligations hereunder of the Company to the Banks, the Swingline Bank and the Administrative Agent.


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          "DEBENTURES" shall mean the debentures issued by the Company under the
     Indenture before the Restatement Date in any aggregate principal amount not in excess of $75,000,000.

          "DEBENTURE ACCELERATION EVENT" shall mean the declaration of the principal of the Debentures to be due and payable in accordance with
     Section 502 of the Indenture, which declaration shall not have been rescinded or annulled.

          "DEBENTURE OBLIGATIONS" shall mean the obligations of the Company to pay the principal of, premium (if any) on and interest on the Debentures issued under, and all other amounts from time to time payable by the Company under, the Indenture.

          "ISSUER" shall mean the issuer of any Pledged Stock.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof.

          "PLEDGED STOCK" shall have the meaning ascribed thereto in
     Section 3(a) hereof.

          "REQUIRED SECURED CREDITORS" shall mean (a) other than in the case of directing the Collateral Agent to enforce its rights under, or take actions pursuant to, Section 5.05(c) hereof, the Majority Banks and (b) in the case of directing the Collateral Agent to enforce its rights under, and to take action pursuant to, Section 5.05(c) hereof, the Majority Banks, provided that if (i) a Debenture Acceleration Event has occurred and is continuing and (ii) the Company shall remain in default in the payment of the principal of or interest on the Debentures for more than 180 days after the occurrence of such Debenture Acceleration Event and (iii) the Collateral Agent has not commenced enforcement action under Section 5.05(c) hereof, the Required Secured Creditors for the purpose of directing the Collateral Agent to enforce its rights under, and to take action pursuant to, Section 5.05(c) hereof, shall be Secured Creditors holding a majority of the outstanding amount of Secured Obligations (for which purpose calculation of the requisite amount of Secured Obligations shall exclude all Debentures owned by the Company or any other Subsidiary or Affiliate of the Company).

          "RESTATEMENT DATE" shall mean March 27, 1998.



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          "SECURED CREDITORS" shall mean the Administrative Agent and the Banks, together with the Indenture Trustee and the holders of the Debentures.

          "SECURED OBLIGATIONS" shall mean, collectively, (i) the Credit Agreement Obligations, (ii) the Debenture Obligations and (iii) all obligations of the Company to the Secured Creditors and the Collateral Agent hereunder.

          "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Administrative Agent that at the time of the delivery to the Collateral Agent of certificates representing any Pledged Stock:

          (a) the Company will be the sole beneficial owner of such Pledged Stock and no Lien will exist upon such Pledged Stock at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Creditors created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Pledged Stock

          (b) such Pledged Stock will be duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer thereof (except for any such restriction contained herein or in the Credit Agreement).

          Section 3. THE PLEDGE. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Creditors as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being together referred to herein as "COLLATERAL"):

          (a) the shares of common stock of ERC represented by certificates delivered to the Collateral Agent by the Company at any time or from time to time (the "PLEDGED STOCK");

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like



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     change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, the shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger corresponding to the shares of Pledged Stock redeemed or exchanged pursuant to such consolidation or merger;

          (d)  the balance from time to time in the Collateral Account; and

          (e) all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3.

          Section 4.  CASH PROCEEDS OF COLLATERAL.

          4.01 COLLATERAL ACCOUNT. The Collateral Agent may at any time cause to be established at Chase a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Collateral Agent pursuant to Section 5.04(c) hereof and into which the Company may from time to time deposit any additional amounts which it wishes to pledge to the Collateral Agent for the benefit of the Secured Creditors as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Collateral Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default or a Debenture Acceleration Event, the Collateral Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.08 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Company.

          4.02 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of a Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control


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of the Collateral Agent, PROVIDED that at any time after the occurrence and during the continuance of an Event of Default or a Debenture Acceleration Event, the Collateral Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08 hereof.

          Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Bank and the Collateral Agent as follows:

          5.01  DELIVERY AND OTHER PERFECTION.  The Company shall:

          (a) if any of the above-described shares, securities, moneys or property required to be pledged by the Company under clauses (b) or (c) of
     Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Collateral Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Collateral Agent may require.


          5.02 OTHER FINANCING STATEMENTS AND LIENS. Without the prior written consent of the Collateral Agent (granted with the authorization of the Banks as specified in Section 10.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with


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respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Creditors.

          5.03 PRESERVATION OF RIGHTS. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  COLLATERAL.

          (a) So long as no Event of Default or Debenture Acceleration Event shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the Indenture or any other instrument or agreement referred to herein or therein, PROVIDED that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, the Indenture or any such other instrument or agreement; and the Collateral Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 5.04(a).

          (b) Unless and until an Event of Default or a Debenture Acceleration Event has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus. Upon receipt of any such dividends that the Company is entitled to receive and retain as aforesaid, the security interest on such dividends provided for hereunder shall terminate.

          (c) If any Event of Default or Debenture Acceleration Event shall have occurred, then so long as such Event of Default or Debenture Acceleration Event shall continue, and whether or not the Collateral Agent or any Secured Creditor exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes, the Indenture or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, PROVIDED that if such Event of Default is cured or Debenture Acceleration Event is rescinded or annulled, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to the Company.

          (d) If at any time there are no Loans outstanding, at the request of the Company, the Collateral Agent shall forthwith cause to be delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to the Company.


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          (e)  At the time of the delivery to the Collateral Agent of the quarterly or annual Statutory Statement of ERC, together with the certificate of a senior financial officer of the Company, as required by paragraphs (c) and (d) of Section 8.01 of the Credit Agreement, if such certificate indicates that the Value of the Pledged Stock as at the date of such Statutory Statement exceeds 175% of the aggregate unpaid principal amount of all Loans and Debentures less any collected funds standing to the credit of the Collateral Account then outstanding, then at the request of the Company, so long as no Default has then occurred and is continuing, the Collateral Agent shall promptly release to the Company the maximum number of shares of Pledged Stock so that, after giving effect to such release, the Value of the Pledged Stock is not less than 166-2/3% of the aggregate unpaid principal amount of the Loans and Debentures then outstanding less any collected funds standing to the credit of the Collateral Account.

          5.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default or a Debenture Acceleration Event shall have occurred and be continuing:

          (a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right, including, without limitation, causing certificates representing the Pledged Stock to be registered in the name of the Collateral Agent);

          (b) the Collateral Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (c) the Collateral Agent may, and upon the direction of the Required Secured Creditors shall, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, any of the Secured Creditors or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Secured Creditor or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of


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     redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released.
     The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 5.05 shall be applied in accordance with Section 5.08 hereof.


          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

          5.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

          5.07 PRIVATE SALE. The Collateral Agent and the Secured Creditors shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Collateral Agent or any Secured Creditor arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.08 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided in the third sentence of Section 4.01 hereof, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 4 hereof or this Section 5, shall be applied by the Collateral
Agent:

          FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;



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          NEXT, to the payment in full of the Secured Obligations (whether or not then due), in each case equally and ratably in accordance with the respective amounts thereof, or as the Secured Creditors holding the same may otherwise agree; and

          FINALLY, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Proceeds of Collateral to be applied by the Collateral Agent to the payment of any of (a) the Debenture Obligations shall be paid to the Indenture Trustee and (b) the Credit Agreement Obligations shall be paid to the Administrative Agent and, (i) to the extent that any such Debenture Obligations shall not then be due, such payment shall be applied by the Indenture Trustee as agreed between the Company and the Indenture Trustee and
(ii) to the extent that any such Credit Agreement Obligations shall not then be due, such payment shall be applied by the Administrative Agent as agreed between the Company and the Administrative Agent or as otherwise required by the Indenture. As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

          5.09 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default or Debenture Acceleration Event has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default or Debenture Acceleration Event the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.10 TERMINATION. When all Credit Agreement Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement shall have expired or been terminated, and so long as no Debenture Acceleration Event shall have occurred and be continuing, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

          5.11 EXPENSES. The Company agrees to pay to the Collateral Agent all out-of-pocket expenses (including reasonable expenses for legal services) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Collateral Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection,


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compromise or settlement in respect of any of the Collateral, and for defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, and all such expenses shall be Secured Obligations to the Collateral Agent secured under Section 3 hereof.

          5.12 FURTHER ASSURANCES. The Company agrees that, from time to time upon the written request of the Collateral Agent, the Company will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 6.  THE COLLATERAL AGENT.

          A. The Collateral Agent shall hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and shall have no liability to any Secured Creditor in so acting.

          B. No single Secured Creditor shall have the right to cause the Collateral Agent to take any action with respect to the Collateral and the Collateral Agent shall take such action with respect to the Collateral as directed by the Required Secured Creditors consistent with the terms and conditions of this Agreement. If the Collateral Agent shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with this Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors, and to the extent requested, appropriate indemnification in respect of actions to be taken; and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from action hereunder in accordance with the instructions of the Required Secured Creditors as aforesaid.

          C. The Collateral Agent has been appointed as agent for the Banks hereunder by the Banks and shall be entitled to the benefits of Section 10 of the Credit Agreement, MUTATIS MUTANDIS. By requesting, asserting, accepting or enforcing any benefits hereunder, the Indenture Trustee and the holders of the Debentures agree that the provisions of Section 10 of the Credit Agreement shall apply, MUTATIS MUTANDIS, to their relationship with the Collateral Agent.

          Section 7.  MISCELLANEOUS.

          7.01 NO WAIVER. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.


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


          7.02 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          7.03 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient (i) in the case of the Banks, at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement (which notice shall be deemed to have been given at the times specified in said Section 11.02) and (ii) in the case of the holders of the Debentures, at the Indenture Trustee's address as specified in the Indenture.

          7.04 WAIVERS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Collateral Agent (with the consent of the Banks as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon all Secured Creditors, each subsequent holder of any of the Secured Obligations, and each other party to this Agreement.

          7.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Banks and each other holder of any of the Secured Obligations (PROVIDED, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

          7.06 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Creditors in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                              ENHANCE FINANCIAL SERVICES GROUP
                                INC.



                              By /s/ Arthur Dubroff
                                 -------------------------
                                 Title: Executive Vice President and
                                          Chief Financial Officer



                              THE CHASE MANHATTAN BANK
                                as Collateral Agent



                              By /s/ Helen L. Newcomb
                                 -------------------------
                                 Title: Vice President




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